Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 5 to Form S-1 of our report dated April 22, 2022 except as to Note 16, as to which the date is June 23, 2022, relating to the financial statements of bioAffinity Technologies, Inc., which is contained in that Prospectus. We also consent the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

August 4, 2022